SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)

619-575-6800
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:
Luis Carrillo
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
Main phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Ethos Environmental, Inc. (the “Registrant”) took the following actions by written consent on September 5, 2008: Mr. Enrique de Vilmorin tendered his resigned from all positions with the Registrant, including Chief Executive Officer, President and Chairman of the Board of Directors. Mr. Luis Willars tendered his resignation as a member of the Board of Directors and Treasurer, and Mr. Jose Manuel Escobedo tendered his resignation as a member of the Board of Directors and Secretary.

Also on September 5, 2008, as the outgoing board members’ final action, the following person were duly nominated, elected and appointed to serve as members of the Registrant’s Board of Directors and officers of Registrant as indicated.

(Note: Mr. Thomas Maher, who has been the Registrant’s Chief Financial Officer since December 2006, remains in the same position and will also assume the role of Treasurer.)

Corey P. Schlossmann ……….....Interim Chief Executive Officer, President & Chairman
Bruce A. Tackman……..………. Director
Howard Landa …………………...Director

Management Biographies

Corey P. Schlossmann - Mr. Schlossmann has served as TruckCenter.com’s CEO since October 2006. Prior to serving as CEO of TruckCenter.com Mr. Schlossmann held the position of CEO at Nationwide Auction Systems from October 1999 until his departure in September of 2006 when he acquired Truckcenter.com from Nationwide. During Mr. Schlossmann's tenure at Nationwide, he led Nationwide's internal development and external expansion efforts. This included strategic planning, technology upgrades and development, strategic planning, the implementation of a professional sales and marketing team and identification and negotiations with potential acquisition targets. Prior to joining Nationwide he was a consultant to Nationwide for approximately five years, and served as acting CEO and CFO from January 1999 until his permanent appointment in October of that year. He has twenty years of experience as a business management consultant and certified public accountant. He has advised various small to mid-size companies in the areas of taxation, preparing business plans, evaluations and has performed due diligence in the analysis of potential acquisitions, business ventures and transactions. Most recently, he was a partner with Gordon, Fishbum & Schlossmann, LLP, Certified Public Accountants (1995-1998) and has served as accountant and advisor to Nationwide for the past four years. Prior to that, he was a partner with Hankin & Company (1988-1995), a full service consulting firm focused on implementing strategic solutions for owner managed businesses and forensic consulting. Mr. SchIossmann served as Senior Tax Manager at Price Waterhouse (1983-1988), providing integrated tax planning and advisory services to high-tech, high-growth companies as well as to high-net-worth individuals. Mr. Schlossmann received his Bachelor of Science Degree (summa cum laude) in Business Administration and Accounting from Califomia State University, Northridge.

Bruce A. Tackman -President & Chairman of the Board (Retired), Kavlico Corporation, Automotive, Industrial, and Aerospace products, Moorpark, California,   1985 – 2004.  Mr. Tackman received a B.S. degree in finance from La Verne University, and studied international finance at the University of Southern California.  He joined Kavlico Corporation in 1985 as CFO, becoming V.P. of Finance in 1990 for worldwide operations.  He was appointed President & CEO in 2000 after successfully divesting the Company to CMAC, an international electronic and telecommunication firm.  Mr. Tackman retired from Kavlico Corporation in 2004.He was a member of the Presidents Supplier council for Cummins Engine, and responsible for the development of international automotive sales in Europe, South America, and Asia, suppling electronic sensors to the majority of automotive OEM’s throughout the world.  Kavlico was the largest manufacturer of positions sensors used on every aircraft in the world. He serves on the Board for two Southern California colleges and was a Director for Los Robles Regional Medical Center for seven years.

Howard S. Landa – Served as president of Eagle Lake Incorporated from January 2000 until the completion of the consolidation of Eagle Lake, Custom Federal and RVision, Inc. on December 14, 2005. Since his retirement from the private practice of law in Salt Lake City, Utah, in 1999, Mr. Landa has managed his personal and family investments. Mr. Landa holds a B.S. in political science from the University of Utah, a J.D. from Hastings College of Law, and an L.L.M. in taxation from New York University. On April 2, 2008 he became a principal shareholder and Chairman of the Board of ISAP.  Additionally Howard is currently Chairmen of the RVision Board

Item 9.01    Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 11, 2008	Ethos Environmental, Inc.

/s/ Corey P. Schlossmann
Corey P. Schlossmann
Interim President & CEO